EXHIBIT 24.1

POWER OF ATTORNEY

     The undersigned, each a member of the Board of Directors of TRW Automotive Holdings Corp. (the “Company”), do hereby constitute and appoint Joseph S. Cantie and David L. Bialosky, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacity as a director and to execute any and all instruments for us and in our name in our capacity as a director, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of the Company’s Registration Statement on Form S-8 relating to the TRW Canada Limited Employee Savings Plan, including specifically, but without limitation, power and authority to sign for us in our name in our capacity as a director, any and all amendments (including post-effective amendments) thereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Dated: March 23, 2005

/s/ John C. Plant John C. Plant	President, Chief Executive Officer and Director	March 23, 2005

/s/ Joseph S. Cantie Joseph S. Cantie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 23, 2005

/s/ Tammy S. Mitchell	Controller (Principal Accounting Officer)	March 23, 2005

Tammy S. Mitchell

/s/ Joshua H. Astrof Joshua H. Astrof	Director	March 23, 2005

/s/ Francois J. Castaing Francois J. Castaing	Director	March 23, 2005

/s/ Robert L. Friedman Robert L. Friedman	Director	March 23, 2005

/s/ J. Michael Losh J. Michael Losh	Director	March 23, 2005

/s/ Michael J. O’Neill Michael J. O’Neill	Director	March 22, 2005

/s/ Paul H. O’Neill Paul H. O’Neill	Director	March 23, 2005

/s/ Neil P. Simpkins Neil P. Simpkins	Director	March 23, 2005